Exhibit 99.2

Oral Resignation Notice from Donna Ward, dated May 5, 2021.

To: Board of Directors – Wytec International, Inc. (Delivered orally to the Chairman of the Board in person)

Effective immediately May 5, 2021, I quit and am resigning my positions with Wytec International, Inc.

Sincerely,

Donna Ward